UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2006

QUANTA CAPITAL HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-50885

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Victoria Street, Fourth Floor
Hamilton HM11
Bermuda

(Address of principal executive offices and zip code)

441-294-6350
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2006, Quanta Capital Holdings Ltd. (the ‘‘Company’’) and certain designated subsidiaries of the Company entered into a Third Waiver to Credit Agreement (the ‘‘Third Waiver’’) with a syndicate of lenders and JPMorgan Chase Bank, N.A., as the Administrative Agent, and the lenders named therein (the ‘‘Lenders’’), which provided for certain amendments and waivers with respect to the Company's Credit Agreement dated as of July 13, 2004 and amended and restated as of July 11, 2005 (the ‘‘Credit Agreement’’).

As previously disclosed, the Company has entered into a Second Amendment and Waiver to Credit Agreement dated as of August 11, 2006 (the ‘‘Second Waiver’’) with the Administrative Agent and the Lenders. Pursuant to the Second Waiver, the Lenders, among other things, waived the requirement that the Company maintain a credit rating from A.M. Best and any default or event of default arising therefrom through and including September 29, 2006. The Third Waiver extends the waiver period contained in the Second Waiver from September 29, 2006 through and including October 27, 2006 (as so extended, the ‘‘Waiver Period’’). As contained in the Second Waiver, the Company is also prohibited under the Third Waiver from paying dividends to the holders of its series A preferred shares during the Waiver Period. Except as described above, the terms and conditions contained in the Second Waiver will remain the same during the Waiver Period.

At the end of the Waiver Period, unless the Company enters into another waiver or amendment with the Lenders, the Company will be in default under the Credit Agreement. During the continuance of such default, the Company will be, among other things, prohibited from paying any dividends to its shareholders, including the holders of its series A preferred shares. The Lenders may require the Company to cash collateralize a portion or all of the outstanding letters of credit issued under the Credit Facility, which may be accomplished through the substitution or liquidation of collateral. Additionally, the Lenders will also have the right, among other things, to cancel outstanding letters of credit issued under the Credit Agreement, and the Company will likely continue to be limited in releasing collateral without the Lenders' consent. The Company continues to work diligently with the Lenders with respect to the Credit Agreement.

A copy of the Third Waiver is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Third Waiver is a summary description and does not purport to be a complete statement of the parties' rights and obligations under the Third Waiver and the transactions contemplated therein, and is qualified in its entirety by reference to the attached copy of the agreement.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Third Waiver to Credit Agreement, dated as of September 27, 2006, between Quanta Capital Holdings Ltd., various designated subsidiary borrowers, the lenders party thereto, BNP Paribas, Calyon, New York Branch, Comerica Bank, and Deutsche Bank AG New York Branch, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quantum Capital Holdings Ltd.
Date: September 28, 2006	/s/ Peter D. Johnson
Peter D. Johnson President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description
10.1	Third Waiver to Credit Agreement, dated as of September 27, 2006, between Quanta Capital Holdings Ltd., various designated subsidiary borrowers, the lenders party thereto, BNP Paribas, Calyon, New York Branch, Comerica Bank, and Deutsche Bank AG New York Branch, as Co-Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent.